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THE LOEWEN GROUP INC.                                                Exhibit 11
                                                                        For 10K

COMPUTATION OF PER SHARE EARNINGS
EXPRESSED IN THOUSANDS OF U.S. DOLLARS EXCEPT PER SHARE AMOUNTS

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
                                                                            Years ended December 31,
                                                                     -------------------------------------
                                                                          1999           1998         1997
                                                                     ---------      ---------      -------
BASIC
   Net earnings (loss)                                               $(465,176)     $(598,969)     $41,810
   Less: Preferred share dividends                                      (8,885)        (8,900)      (9,533)
                                                                     ---------      ---------      -------
   Net earnings (loss) attributable to Common shareholders           $(474,061)     $(607,869)     $32,277
                                                                     ---------      ---------      -------
                                                                     ---------      ---------      -------

   Weighted average shares outstanding                                  74,114         73,989       67,313

   Basic earnings (loss) per Common share                            $   (6.40)     $   (8.22)     $  0.48
                                                                     ---------      ---------      -------
                                                                     ---------      ---------      -------
FULLY DILUTED
   Net earnings (loss) attributable to Common shareholders           $(474,061)     $(607,869)     $32,277
   Add: imputed earnings from dilutive options, net of tax effect            0              0            0
                                                                     ---------      ---------      -------
   Fully diluted net earnings (loss)                                 $(474,061)     $(607,869)     $32,277
                                                                     ---------      ---------      -------
                                                                     ---------      ---------      -------

   Weighted average shares outstanding                                  74,114         73,989       67,313
   Shares issuable upon assumed conversion of dilutive options               0              0            0
                                                                     ---------      ---------      -------
   Fully diluted shares                                                 74,114         73,989       67,313
                                                                     ---------      ---------      -------
                                                                     ---------      ---------      -------

   Fully diluted earnings (loss) per Common share                    $   (6.40)     $   (8.22)     $  0.48
                                                                     ---------      ---------      -------
                                                                     ---------      ---------      -------
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